Exhibit 99.1

First Financial Holdings, Inc. Second Quarter Results

and additional financial information.

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS
Contact:	Susan E. Baham
Executive Vice President,
Chief Operating Officer and
Chief Financial Officer
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC.
REPORTS SECOND QUARTER RESULTS

Charleston, South Carolina (April 19, 2007) -- First Financial Holdings, Inc. ("Company") (NASDAQ GSM: FFCH) today reported results for the second quarter of the fiscal year ended September 30, 2007. Net income for the second quarter of fiscal 2007 totaled $7.5 million, or $0.62 per diluted share, compared with net income of $7.4 million, or $0.61 per diluted share, for the second quarter of fiscal 2006. Net income and diluted earnings per share for the six months ended March 31, 2007 were $13.4 million, or $1.09 per diluted share, compared with $13.5 million, or $1.11 per diluted share, for the six months ended March 31, 2006.

          President and Chief Executive Officer A. Thomas Hood commented, "We are pleased with the results for this quarter. Earnings were consistent with the comparable quarter in fiscal 2006, despite a challenging interest rate environment. As anticipated, an increase in linked quarter insurance revenues from seasonal factors met our expectations during the second quarter. Also, we were encouraged as deposit balances grew significantly to $1.9 billion at March 31, 2007, increasing $57.3 million, or 12.6% on an annualized basis, from December 31, 2006. This growth allowed us to reduce borrowings by $29.3 million during the March 2007 quarter. Net loans grew $30.2 million during this quarter, equating to an annualized rate of 5.8%. However, loan growth continues to be less than our internal growth projections as residential property market conditions have not yet rebounded. We continue to be cautious not to sacrifice loan quality to achieve higher loan volumes in the current environment."

          Hood noted, "One of our continuing strategies has been to focus on increases in revenues, particularly non spread-based revenue, to further diversify our income. Results during the current quarter demonstrate the success of our efforts. Non-interest income was $15.2 million for the second quarter of fiscal 2007, increasing by $1.0 million, or 7.1%, over non-interest income of $14.2 million for the comparable quarter ended March 31, 2006. Total revenues, defined as net interest income plus total other income, excluding gains on sales of investments and gains from property sales, increased $1.8 million during the quarter ended March 31, 2007 to $35.4 million, up 5.5% from the comparable quarter ended March 31, 2006. Total revenues for the first six months of fiscal 2007 were $68.2 million, up $2.7 million, or 4.1%, from the first six months of fiscal 2006. Our second quarter is usually an excellent quarter for us because of the seasonal nature of certain insurance segment revenues. Commissions on insurance increased by $1.2 million, or 20.0%, during the quarter ended March 31, 2007 compared with the quarter ended March 31, 2006. Contingent-based insurance revenues were $2.4 million during the quarter ended March 31, 2007 while commissions from sales totaled $4.5 million. During the quarter ended March 31, 2006, contingent-based revenues and commissions from sales were $2.5 million and $3.3 million, respectively. Commissions on insurance comprised 45.8% of total other income in the quarter ended March 31, 2007 compared with 40.9% of total other income in the quarter ended March 31, 2006. Thus, the majority of the increase in insurance revenue during this quarter came from sales of new policies."

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First Financial Holdings, Inc.

April 19, 2007

          Hood continued, "Deposit account revenues totaled $3.9 million during the quarter ended March 31, 2007 compared with $4.2 million during the comparable quarter ended March 31, 2006. The Overdraft Privilege Program has experienced less usage during the first six months of fiscal 2007 than during the comparable six months of fiscal 2006. Loan servicing operations, net, totaled $380 thousand during the quarter ended March 31, 2007 compared with $685 thousand during the quarter ended March 31, 2006. The current quarter's results reflected lower valuations of our originated mortgage servicing rights, offset by higher late charge revenues. During the quarter we implemented a hedging program for our originated mortgage servicing rights, which is intended to lessen the volatility of income from loan servicing operations in future periods."

          The net interest margin for the quarter ended March 31, 2007 was 3.38%, increasing from 3.32% in the quarter ended March 31, 2006. On a linked quarter basis, the net interest margin for the current quarter increased one basis point from 3.37% for the quarter ended December 31, 2006. Net interest income increased by $1.0 million, or 5.3%, during the quarter ended March 31, 2007 compared with the quarter ended March 31, 2006. Hood noted, "We are pleased to report these results, in light of the increasing challenges the inverted yield curve poses for all financial institutions. Our net interest margin has remained steady throughout this difficult interest rate environment."

          Total non-interest expenses increased by $2.0 million, or 9.4%, to $22.8 million for the quarter ended March 31, 2007 compared to $20.8 million for the quarter ended March 31, 2006. Salaries and employee benefits increased by $1.5 million, attributable principally to staffing for our in-store branch expansion, additional insurance operations acquired, higher health benefit costs and annual merit increases since March 2006. On a linked quarter basis, non-interest expenses in the quarter ended March 31, 2007 declined $264 thousand from the quarter ended December 31, 2006. For the first half of fiscal 2007, non-interest expense increased 8.2%, or $3.5 million, to $45.8 million from $42.4 million for the comparable six month period in fiscal 2006.

          Our provision for loan losses was $1.1 million and $1.3 million, respectively, during the quarters ended March 31, 2007 and 2006. Our reserve coverage of non-performing loans decreased to 288.1% at March 31, 2007 compared to 321.7% one year ago and 381.2% at December 31, 2006. Annualized loan net charge-offs as a percentage of net loans was 0.20% for the quarter ended March 31, 2007 compared with 0.27% for the comparable quarter a year ago and 0.15% for the quarter ended December 31, 2006. Problem assets, which include problem loans as well as properties acquired, as a percentage of total assets, was 0.24% at March 31, 2007 compared to 0.26% one year ago and 0.22% at December 31, 2006.

          Hood commented, "We identified several significant goals for fiscal 2007. After having completed our first half of fiscal 2007, diluted earnings per share are 1.8% lower than the comparable six month 2006 period. Our initial goals projected an increase in the range of 6% to 8% in earnings per share and were established on the basis of a projected decline in the Federal Funds rate by mid-year. We made progress in our second quarter and we are still working to achieve this level of increase for the full year."

          "As evidenced in the current quarter's results we continue to enjoy success in the growth of our advice businesses -- insurance, brokerage and trust. Revenues in these businesses increased 10.1% for the first half of fiscal 2007 compared to the first six months of fiscal 2006. Overall revenue growth of 4.5% is just under our goal of at least 5% growth in total revenues on an annual basis. Non-interest revenues were 40% of total revenues for the six months of fiscal 2007, falling short of our goal of improving non-interest revenues to more than 45% of total revenues."

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First Financial Holdings, Inc.

April 19, 2007

          "Core deposit relationships as of March 31, 2007 were 54.3% of deposit account balances. Our goal is that these balances will comprise 56% of our balances by year-end."

          Hood concluded, "In early April, we opened our newest branch sales center in a rapidly growing area of Summerville. Our new Myrtle Beach regional office will also open in mid-May. This office will consolidate banking and insurance operations into one location and we will relocate certain staff from our operations center in Conway as well as the retail office staff from our Oak Street branch sales office. Two new in-store sales offices are slated to open during the remainder of this year, the first in Myrtle Beach in May 2007 and the second in Mt. Pleasant in August 2007. We continue to develop strategies for delivery channels that best meet the needs of customers in all of our markets. To that end, in certain of our newer offices we are introducing new self-service options for the convenience of customers."

          As of March 31, 2007, total assets of First Financial were $2.7 billion, loans receivable totaled $2.1 billion and deposits were $1.9 billion. Stockholders' equity was $189 million and book value per common share totaled $15.84 at March 31, 2007.

          First Financial is the holding company of First Federal, which operates 53 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.

          NOTE: A. Thomas Hood, President and CEO of the Company, and Susan E. Baham, Executive Vice President, COO and CFO, will discuss these results in a conference call at 2:00 PM (ET), April 19, 2007. The call can be accessed via a webcast available on First Financial's website at www.firstfinancialholdings.com.

Forward Looking Statements

          Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, including operating efficiencies, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. The Company's actual results, performance or achievements may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, general economic conditions nationally and in the State of South Carolina, interest rates, the South Carolina real estate market, the demand for mortgage loans, competitive conditions between banks and non-bank financial services providers, regulatory changes and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended September 30, 2006. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on these statements

          Such forward-looking statements may include projections. Such projections were not prepared in accordance with published guidelines of the American Institute of Certified Public Accountants or the SEC regarding projections and forecasts, nor have such projections been audited, examined or otherwise

First Financial Holdings, Inc.

April 19, 2007

reviewed by independent auditors of the Company. In addition, such projections are based upon many estimates and inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of management of the Company. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by the Company that the projections will prove to be correct. The Company does not undertake to update any forward looking statement that may be made on behalf of the Company.

          For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Susan E. Baham, Executive Vice President, COO and CFO, (843) 529-5601.

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	Three Months Ended		Six Months Ended

	03/31/07	03/31/06	12/31/06	03/31/07	03/31/06

Statements of Income
Interest income	$41,388	$36,783	$41,185	$82,573	$72,018
Interest expense	20,933	17,357	20,483	41,416	33,180
Net interest income	20,455	19,426	20,702	41,157	38,838
Provision for loan losses	(1,141)	(1,309)	(789)	(1,930)	(2,209)
Net interest income after provision	19,314	18,117	19,913	39,227	36,629
Other income
Net gain on sale of loans	388	515	374	762	1,252
Net gain on sale of investments and
mortgage-backed securities	266	3		266	3
Brokerage fees	709	914	607	1,316	1,419
Commissions on insurance	6,970	5,808	3,930	10,900	9,700
Other agency income	325	301	247	572	569
Service charges and fees on deposit accounts	3,948	4,222	4,203	8,151	8,981
Net gain on loan servicing operations	380	685	913	1,293	1,567
Gains on disposition of assets	19	92	56	75	114
Other	2,200	1,663	1,800	4,000	3,114
Total other income	15,205	14,203	12,130	27,335	26,719
Other expenses
Salaries and employee benefits	14,840	13,387	15,173	30,013	27,054
Occupancy costs	1,566	1,249	1,655	3,221	2,590
Marketing	562	622	427	989	1,087
Depreciation, amort., etc.	1,380	1,295	1,373	2,753	2,651
Other	4,429	4,271	4,413	8,842	8,982
Total other expenses	22,777	20,824	23,041	45,818	42,364
Income before income taxes	11,742	11,496	9,002	20,744	20,984
Provision for income taxes	4,202	4,087	3,159	7,361	7,452
Net income	7,540	7,409	5,843	13,383	13,532
Earnings per common share:
Basic	0.63	0.62	0.49	1.11	1.12
Diluted	0.62	0.61	0.48	1.09	1.11
Average shares outstanding	12,043	12,023	12,046	12,044	12,039
Average diluted shares outstanding	12,223	12,190	12,262	12,242	12,210

Ratios:
Return on average equity	15.99%	17.19%	12.57%	14.31%	15.74%
Return on average assets	1.13%	1.15%	0.88%	1.00%	1.06%
Net interest margin	3.38%	3.32%	3.37%	3.37%	3.32%
Total other expense/average assets	3.41%	3.23%	3.47%	3.43%	3.31%
Efficiency ratio (1)	64.21%	61.75%	69.90%	66.95%	64.36%
Net charge-offs/average net loans, annualized	0.20%	0.27%	0.15%	0.18%	0.23%

(1) Excludes from income - (losses) gains on sales of securities, net real estate operations, gains on disposition of assets;

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FIRST FINANCIAL HOLDINGS, INC.
Unaudited Consolidated Financial Highlights
(in thousands, except share data)

	03/31/07	03/31/06	12/31/06

Statements of Financial Condition
Assets
Cash and cash equivalents	$118,653	$113,898	$106,294
Investments	50,885	53,476	55,221
Loans receivable, net	2,107,651	1,984,423	2,077,411
Mortgage-backed securities	285,321	319,729	290,148
Office properties, net	63,349	53,184	60,429
Real estate owned	1,277	2,410	2,005
Intangible assets	22,823	22,770	22,794
Other assets	41,395	41,207	40,726
Total Assets	2,691,354	2,591,097	2,655,028
Liabilities
Deposits	1,877,084	1,804,780	1,819,804
Advances from FHLB	454,000	456,000	475,000
Other borrowings	104,730	98,913	112,996
Other liabilities	66,194	57,473	59,248
Total Liabilities	2,502,008	2,417,166	2,467,048
Stockholders' equity
Stockholders' equity	282,528	263,195	277,111
Treasury stock	(91,741)	(84,711)	(86,674)
Accumulated other comprehensive loss	(1,441)	(4,553)	(2,457)
Total stockholders' equity	189,346	173,931	187,980
Total liabilities and stockholders' equity	2,691,354	2,591,097	2,655,028
Stockholders' equity/assets	7.04%	6.71%	7.08%

Common shares outstanding	11,950	12,025	12,065
Book value per share	$15.84	$14.46	$15.58

	03/31/07	03/31/06	12/31/06

Credit quality-quarterly results
Total reserves for loan losses	$14,709	$14,161	$14,639
Loan loss reserves/net loans	0.70%	0.71%	0.70%
Reserves/non-performing loans	288.13%	321.69%	381.22%
Provision for losses	$1,141	$1,309	$789
Net loan charge-offs	$1,070	$1,315	$766

Problem assets
Non-accrual loans	$5,049	$4,361	$3,796
Accruing loans 90 days or more past due	56	41	44
Renegotiated loans
REO through foreclosure	1,277	2,410	2,005
Total	$6,382	$6,812	$5,845
As a percent of total assets	0.24%	0.26%	0.22%

First Financial Holdings, Inc.
	(dollars in thousands)
	As of / For the Quarter Ended (Unaudited)

BALANCE SHEET	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05

Assets
Cash and investments	$169,538	$161,515	$180,366	$186,569	$167,374	$177,201	$176,777	$185,698
Loans receivable	2,107,651	2,077,411	2,061,129	2,047,966	1,984,423	1,931,443	1,888,389	1,867,627
Mortgage-backed securities	285,321	290,148	296,493	298,022	319,729	340,387	341,523	355,953
Office properties and equip.	63,349	60,429	56,080	53,885	53,184	52,627	51,877	51,995
Real estate owned	1,277	2,005	1,920	1,725	2,410	2,118	1,755	2,291
Other assets	64,218	63,520	62,140	63,527	63,977	62,555	62,084	62,976

Total assets	$2,691,354	$2,655,028	$2,658,128	$2,651,694	$2,591,097	$2,566,331	$2,522,405	$2,526,540

Liabilities
Deposits	$1,877,084	$1,819,804	$1,823,028	$1,812,002	$1,804,780	$1,691,172	$1,657,072	$1,616,056
Advances-FHLB	454,000	475,000	465,000	517,000	456,000	472,000	452,000	494,000
Other borrowed money	104,730	112,996	115,968	74,029	98,913	177,808	176,055	186,461
Other liabilities	66,194	59,248	70,367	71,878	57,473	54,542	66,149	57,632

Total liabilities	2,502,008	2,467,048	2,474,363	2,474,909	2,417,166	2,395,522	2,351,276	2,354,149

Total stockholders' equity	189,346	187,980	183,765	176,785	173,931	170,809	171,129	172,391

Total liabilities and stockholders' equity	$2,691,354	$2,655,028	$2,658,128	$2,651,694	$2,591,097	$2,566,331	$2,522,405	$2,526,540

Total shares o/s	11,950	12,065	12,021	12,000	12,025	12,020	12,116	12,243
Book value per share	$15.84	$15.58	$15.29	$14.73	$14.46	$14.21	$14.12	$14.08
Equity/assets	7.04%	7.08%	6.91%	6.67%	6.71%	6.66%	6.78%	6.82%

AVERAGE BALANCES
Total assets	$2,673,191	$2,656,578	$2,655,784	$2,621,396	$2,578,714	$2,544,369	$2,522,473	$2,499,803
Earning assets	2,453,456	2,437,654	2,434,301	2,405,440	2,373,321	2,321,499	2,319,153	2,308,794
Loans	2,103,270	2,080,090	2,072,423	2,023,916	1,971,484	1,915,155	1,895,077	1,884,640
Costing liabilities	2,419,069	2,384,137	2,394,502	2,379,397	2,350,222	2,292,286	2,291,701	2,284,405
Deposits	1,836,062	1,826,960	1,814,111	1,804,496	1,741,755	1,671,661	1,645,324	1,591,739
Equity	188,663	185,861	180,275	175,358	172,370	170,969	171,160	171,648

First Financial Holdings, Inc.
(dollars in thousands)
	Quarter Ended (Unaudited)								Fiscal Year

	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	09/30/06	09/30/05

STATEMENT OF OPERATIONS
Total interest income	$41,388	$41,185	$40,670	$38,652	$36,783	$35,235	$33,832	$33,051	$151,340	$130,776
Total interest expense	20,933	20,483	20,022	18,413	17,357	15,823	14,718	13,785	71,615	54,318

Net interest income	20,455	20,702	20,648	20,239	19,426	19,412	19,114	19,266	79,725	76,458
Provision for loan losses	(1,141)	(789)	(1,073)	(1,413)	(1,309)	(900)	(1,216)	(1,010)	(4,695)	(4,826)

Net int. inc. after provision	19,314	19,913	19,575	18,826	18,117	18,512	17,898	18,256	75,030	71,632

Other income
Net gain (loss) on sale of loans	$388	$374	$511	$437	$515	$737	$796	$816	$2,200	$2,452
Gain on investment securities	266		11	(9)	3				5	(55)
Brokerage fees	709	607	664	694	914	505	708	634	2,777	2,646
Commissions on insurance	6,970	3,930	4,921	4,986	5,808	3,892	4,600	4,578	19,607	18,690
Other agency income	325	247	303	313	301	268	367	361	1,185	1,322
Loan servicing fees	380	913	372	850	685	882	727	(117)	2,789	1,932
Svc. chgs/fees-dep. accts	3,948	4,203	4,347	4,386	4,222	4,759	4,253	2,985	17,714	12,927
Real estate operations (net)	(100)	(186)	(87)	(140)	(189)	(192)	(144)	(218)	(607)	(674)
Gains (losses) on disposition of properties	19	56	74	801	92	22	584	344	989	2,530
Other	2,300	1,986	2,196	1,815	1,852	1,643	1,742	1,516	7,505	7,475

Total other income	15,205	12,130	13,312	14,133	14,203	12,516	13,633	10,899	54,164	49,245

Other expenses
Salaries & employee benefits	14,840	15,173	14,045	13,549	13,387	13,667	12,888	12,201	54,648	50,334
Occupancy costs	1,566	1,655	1,561	1,603	1,249	1,341	1,405	1,351	5,754	5,233
Marketing	562	427	576	690	622	465	515	490	2,353	1,974
Depreciation, amort. Etc.	1,380	1,373	1,395	1,360	1,295	1,356	1,418	1,432	5,406	5,488
Prepayment fees										964
Other	4,429	4,413	4,572	4,629	4,271	4,711	4,279	4,185	18,183	16,059

Total other expenses	22,777	23,041	22,149	21,831	20,824	21,540	20,505	19,659	86,344	80,052

Income before taxes	11,742	9,002	10,738	11,128	11,496	9,488	11,026	9,496	42,850	40,825
Provision for income taxes	4,202	3,159	3,820	3,949	4,087	3,365	3,919	3,338	15,221	14,600

Net Income	$7,540	$5,843	$6,918	$7,179	$7,409	$6,123	$7,107	$6,158	$27,629	$26,225

Average shares o/s, basic	12,043	12,046	12,007	12,013	12,023	12,054	12,197	12,303	12,024	12,281
Average shares o/s, diluted	12,223	12,262	12,174	12,163	12,190	12,231	12,427	12,511	12,190	12,528
Net income per share - basic	$0.63	$0.49	$0.58	$0.60	$0.62	$0.51	$0.58	$0.50	$2.30	$2.14
Net income per share - diluted	$0.62	$0.48	$0.57	$0.59	$0.61	$0.50	$0.57	$0.49	$2.27	$2.09
Dividends paid per share	$0.25	$0.25	$0.24	$0.24	$0.24	$0.24	$0.23	$0.23	$0.92	$0.92

(dollars in thousands)
	Quarter Ended (unaudited)								Fiscal Year

	03/31/07	12/31/06	09/30/06	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	09/30/06	09/30/05

OTHER RATIOS
Return on Average Assets	1.13%	0.88%	1.04%	1.10%	1.15%	0.96%	1.13%	0.99%	1.06%	1.06%
Return on Average Equity	15.99%	12.52%	15.35%	16.38%	17.19%	14.33%	16.55%	14.35%	15.76%	15.48%
Average yield on earning assets	6.84%	6.70%	6.63%	6.44%	6.29%	6.02%	5.79%	5.74%	6.35%	5.67%
Average cost of paying liabilities	3.51%	3.41%	3.32%	3.10%	2.99%	2.74%	2.55%	2.42%	3.05%	2.39%
Gross spread	3.33%	3.29%	3.31%	3.34%	3.30%	3.28%	3.24%	3.32%	3.30%	3.28%
Net interest margin	3.38%	3.37%	3.37%	3.38%	3.32%	3.32%	3.27%	3.35%	3.35%	3.32%
Operating exp./avg. assets	3.41%	3.47%	3.34%	3.31%	3.23%	3.39%	3.25%	3.15%	3.32%	3.22%
Efficiency ratio	64.21%	69.90%	65.22%	64.74%	61.75%	67.11%	63.47%	65.45%	64.68%	63.83%
	Note: Average yields, costs and margins
	for prior periods adjusted to actual days
COMPOSITION OF GROSS LOAN PORTFOLIO
Residential (1-4 family)	$945,856	$945,678	$966,225	$968,447	$969,161	$951,294	$965,244	$996,478
Other residential	20,762	19,615	20,138	20,806	23,685	23,806	24,780	46,471
A & D and lots	103,210	103,479	101,157	94,571	85,943	79,953	76,576	73,678
Commercial real estate	170,185	169,053	167,519	164,594	153,974	151,641	155,832	131,265
Consumer	576,255	567,839	550,538	541,029	520,006	511,217	499,133	470,927
Commercial business department	356,860	346,229	338,079	336,698	313,175	293,793	248,997	237,516

	$2,173,128	$2,151,893	$2,143,656	$2,126,145	$2,065,944	$2,011,704	$1,970,562	$1,956,335

ASSET QUALITY
Non-accrual loans	$5,049	$3,796	$3,684	$5,020	$4,361	$6,200	$5,556	$6,715
Loans 90 days or more past due	56	44	64	64	41	62	45	26
Renegotiated loans
REO thru foreclosure	1,277	2,005	1,920	1,725	2,410	2,118	1,755	2,291

TOTAL	$6,382	$5,845	$5,668	$6,809	$6,812	$8,380	$7,356	$9,032

LOAN AND REO LOSS RESERVES
Total reserves for loan losses	$14,709	$14,639	$14,615	$14,461	$14,161	$14,167	$14,155	$14,196
Loan loss reserves/net loans	0.70%	0.70%	0.71%	0.71%	0.71%	0.73%	0.75%	0.76%
Provision for losses	1,141	789	1,073	1,413	1,309	900	1,216	1,010
Net loan charge-offs	1,070	766	918	1,113	1,315	888	1,257	1,218
Net charge-offs/average net loans	0.05%	0.04%	0.04%	0.06%	0.07%	0.05%	0.07%	0.07%
Annualized net charge-offs/av.loans	0.20%	0.15%	0.18%	0.22%	0.27%	0.19%	0.27%	0.26%